UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Act of 1934

Date of Report (Date of earliest event reported): October 22, 2021

TCR2 THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38811	47-4152751
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Binney Street

Suite 710

Cambridge, Massachusetts 02142

(Address of principal executive offices, including zip code)

(617) 949-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	TCRR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On October 22, 2021, TCR2 Therapeutics Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders considered and voted on the two proposals set forth below, each of which is described in greater detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on September 3, 2021. The final voting results are set forth below.

Proposal 1 – Election of Class III Director Nominees

The stockholders of the Company elected Garry E. Menzel, Ph.D., Ansbert Gadicke, M.D., and Neil Gibson, Ph.D., as a Class III directors, for a three-year term ending at the annual meeting of stockholders to be held in 2024 and until each director’s successor has been duly elected and qualified or until his earlier resignation or removal. The results of the stockholders’ vote with respect to the election of the Class III directors were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Garry E. Menzel, Ph.D.	23,062,461.41	3,651,095	3,803,285
Ansbert Gadicke, M.D.	23,230,375.41	3,483,181	3,803,285
Neil Gibson, Ph.D.	23,282,444.41	3,431,112	3,803,285

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders of the Company ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The results of the stockholders’ vote with respect to such ratification were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
30,489,743.41	21,712	5,386	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCR[2] Therapeutics Inc.

/s/ Mayur (Ian) Somaiya
Date: October 22, 2021	By:	Mayur (Ian) Somaiya
Chief Financial Officer